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Ref: COMMERCIAL BANKING-DIVISION E

CONFIDENTIAL

Concord Camera HK Ltd
14/F Concord Technology Centre
98 Texaco Road
Tsuen Wan
NEW TERRITORIES

                                                                 7 November 2003

Attention Mr Harlan Press / Mr Paul Wong



Dear Sirs

BANKING FACILITIES
A/C NO. 500-166012-001

With reference to our recent discussion, we are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following revised limits subject to review at any time and, in any event by 15 July 2004, and also subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

                                     New                      Previous1y
                                     ---                      ----------

Import Facilities                    HKD187,500,000.-*        HKD85,000,000.-
-----------------

Documentary Credits to your
suppliers and Import Loan
Facilities in either HK Dollars
or Foreign Currency for up to
120 days (previously 90 days),
less any usance/credit periods
granted by your suppliers

within which                         (HKD187,500,000.-)*      (HKD85,000,000.-)
------------

Goods under your control and/or
Trust Receipts

Packing Credit                        *                       HKD20,000,000.
--------------

Up to 70% of valid export Documentary
Credits in your favour deposited with
us for up to 75 days before shipment
date

*   Within the above Import (TR) facilities of HKD187,500,000.-
    (HKD187,500,000.-), a sub-limit of HKD20,000,000.- may be switchable to Packing Credit facility.

We may, at our sole and absolute discretion, refuse to allow drawings under the facilities if the transaction in question does not meet our operational requirements in respect of these facilities.

The Hongkong and Shanghai Banking Corporation Limited
Hong Kong Main Office: 1 Queen's Road Central, Hong Kong
Tel: 2822 1111 Fax:
Telex: 73205 HSBC HX Telegrams: Hongbank Hongkong                         Page 2


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                                      -2-

Concord Camera HK Ltd                                           7 November 2003
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Interest on the import loans and packing credit loans will continue to be charged on daily basis as follows and payable monthly in arrears to the debit of your current account:-

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
HK Dollar         :  1.75% over HIBOR on import loans and packing credit loans respectively
Foreign currency  :  1.75% over SIBOR or 1% below our standard Trade Finance Rates as published by us


Interest at the above-mentioned rates over HIBOR (Hong Kong Interbank Money Market Offer Rate) and SIBOR (Singapore Interbank Money Market Offer Rate) are subject to fluctuation at our discretion and payable at the end of each interest period to the debit of your current account

GUARANTEES                                        New             Previously
----------                                        ---             ----------
                                                  EUR380,000          NIL
To issue a EUR380,000 open-ended guarantee in favour of Rabobank as per attached.

Commission on the above guarantee facility will be charged at 1.25% per annum on the amount of guarantee to be issued/renewed, which is subject to change at the Bank's discretion.

Please note the full amount of the commission will be payable in advance on a yearly basis to the debit of your current account with us notwithstanding subsequent return/cancellation of the guarantee issued/renewed prior to expiry.

The commission rate specified above will apply to the guarantee issued/renewed on your behalf notwithstanding that a different rate may have been specified in any Counter-Indemnity issued by you in our favour prior to the date of this letter in respect of such guarantee and it is agreed that the rate specified above will apply with effect from the issue/renewal of such guarantee or otherwise as indicated above. All other terms of any such Counter-Indemnity remain unchanged.

Foreign Exchange Limit                       New                Previously
----------------------                       ---                ----------
For booking foreign exchange contracts       HKD15,000,000.-    HKDl5,000,000.-
up to this limit in aggregate, with
individual contracts for periods of up
to a maximum of three months forward.



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                                       -3-

Concord Camera HK Ltd                                           7 November 2003


Contracts may only be entered into to cover trade related exchange exposure incurred in the normal course of business.

Foreign Exchange facility remains subject to our overriding right to call for cash cover on demand if in the Bank's view a negative foreign exchange position requires such cover. Further, the Bank may, after having discussed the position with yourselves, close out any or all of your outstanding forward foreign exchange contracts and demand settlement of the balance due.

Foreign exchange contracts will be governed by the conditions appearing on the reverse of the standard contract form. These contract forms should be checked upon receipt and the copy signed and returned to the Bank.


Default Interest
----------------

Please note that interest will be payable on sums which are overdue or overlimit (as well as amounts demanded and not paid) in respect of all or any of these facilities and such interest is the same as that charged by us from time to time on unauthorised overdrafts. Such interest will be payable monthly in arrears to the debit of your Current Account.


Security
--------

As security, we shall continue to hold:-

1) A Letter of Awareness dated 24 August 1998 from Concord Camera Corp together with a Certificate of Assistant Secretary dated 3 September 1998.

2) A Letter of Undertaking from your company together with the minutes of meeting both dated 24 August 1998 undertaking:

     (a) to direct to us bills business of not less than HKD100,000,000.- on an annual basis;

     (b) to maintain the tangible net worth of your company above HKD110,000,000.- at all times;

     (c) to maintain the net gearing ratio (after netting cash balance) of your company below 45% at all times;

     (d) not to declare dividends of more than 50% of recurrent net profit in any financial year.

3) A Letter of Undertaking dated 20 July 1999 from your company together with the minutes of meeting dated 19 July 1999 undertaking to direct to us all I/E bills business of your company.



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                                        -4-
Concord Camera HK Ltd                                           7 November 2003
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4)   A Corporate Guarantee for USD4,200,000.- from Concord Camera Corp with
     Board Resolution both dated 19 August 1999.

5) A Corporate Guarantee for USD4,000,000.- from Concord Camera Corp with Board Resolution and Certificate of Incumbency all dated 11 November 1999.

6) A Corporate Guarantee for USD5,500,000.- from Concord Camera Corp with Board Resolution both dated 28 August 2000 and Certificate of Incumbency.

7) A Letter of Undertaking from your company together with the minutes of meeting both dated 28 August 2000 undertaking to maintain a Tangible Net Worth of your company at not less than HKD250,000,000. Tangible Net Worth is defined as the aggregate of Paid Up Capital, Retained Earnings and Reserves.

8) Registered Assignment of DC Proceeds form dated 4 May 2001 together with the minutes of meeting dated 28 August 2000 executed by your company.


As security for the revised facilities, please let us have:-

1. A Corporate Guarantee of USD10,300,000.- from Concord Camera Corporation together with i) a certified copy of a Board Resolution, signed sealed by the Secretary or Assistant Secretary of Concord Camera Corp authorising a named person to execute the guarantee; ii) a Certificate of Incumbency signed sealed by the Secretary or Assistant Secretary identifying the individual authorized to issue the guarantee. We enclose our standard form of guarantee for your completion and return.

2. A Corporate Guarantee of EUR560,000.- from Concord Camera Corporation together with i) a certified copy of a Board Resolution, signed sealed by the Secretary or Assistant Secretary of Concord Camera Corp authorising a named person to execute the guarantee; ii) a Certificate of Incumbency signed sealed by the Secretary or Assistant Secretary identifying the individual authorized to issue the guarantee.

A review fee of HKD40,000.- will be charged to the debit of your current account upon your acceptance of this facility letter.

Please arrange for the authorised signatories of your company, in accordance with the terms of the mandate given to the Bank to sign and return to us the duplicate copy of this letter to signify your confirmation as to the correctness of the security held, and your continued understanding and acceptance of the terms and conditions under which these facilities are granted.


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                                       -5-

Concord Camera HK Ltd                                           7 November 2003
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Please note that Section 83 of the Banking Ordinance has imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this Facility Letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask, should you become so related subsequent to acknowledging this Facility Letter, that you immediately advise us in writing.

This letter supersedes our previous letter dated 6 September 2003, which is now considered null and void.

These facilities will remain open for acceptance until the close of business on 28 November 2003 and if not accepted by that date will be deemed to have lapsed.

We are pleased to be of continued assistance.


Yours faithfully



                                             For and On behalf of
                                             CONCORD CAMERA HK LIMITED

/s/ Nelson Ho                                /s/ Paul Wong
--------------------------------             -----------------------------------
NELSON HO
Relationship Manager


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